Exhibit 10.1

WAIVER AGREEMENT

This WAIVER AGREEEMENT (this “Agreement”) is dated as of the Effective Date (as defined below), by and between First Wave BioPharma, Inc. (f/k/a AzurRx BioPharma, Inc.), a Delaware corporation (the “Company”), and the registered holders (each a “Holder” and collectively, the “Holders”) of the Company’s Series B Convertible Preferred Stock, stated value $7,700 per share (the “Series B Preferred Stock”), that agree to be bound by this Agreement by executing and delivering to the Company a joinder in the form of Exhibit A attached hereto (the “Joinder”) (each, a “Consenting Holder” and collectively, the “Consenting Holders”).

WHEREAS, pursuant to Section 8 of the Certificate of the Designations, Powers, Preferences and Rights creating the Series B Preferred Stock, as filed with the Secretary of State of the State of Delaware on July 16, 2020 (the “Certificate of Designations”), in the event of any issuance by the Company or any of its subsidiaries of its common stock, par value $0.0001 (the “Common Stock”), or Common Stock Equivalents for cash consideration or a combination of units thereof (a “Subsequent Financing”), each holder of the Series B Preferred Stock has the right, subject to certain exceptions set forth in the Certificate of Designations, at its option, to exchange (in lieu of cash subscription payments) all or some of the Series B Preferred Stock then held (with a value per share of Series B Preferred Stock equal to the stated value of each share of Series B Preferred Stock, or $7,700.00 (the “Stated Value”), plus accrued and unpaid dividends thereon, of the Series B Preferred Stock) for any securities or units issued in a Subsequent Financing on a dollar-for-dollar basis (the “Series B Exchange Right”);

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company and the Holders to permanently waive the Series B Exchange Right for any Subsequent Financing occurring on or after January 1, 2022 (the “Waiver”) and has recommended that Holders consent to the Waiver by executing and delivering a Joinder to this Agreement;

WHEREAS, the Company has prepared a Consent Solicitation Statement, dated May 2, 2022 (as such Consent Solicitation Statement may be amended, modified or supplemented from time to time, the “Consent Solicitation Statement”) describing the terms of the consent solicitation (the “Solicitation”);

WHEREAS, capitalized terms used herein have the respective meanings ascribed thereto in the Consent Solicitation Statement (including terms which are defined in the Certificate of Designations) unless otherwise defined herein;

WHEREAS, in exchange for the Waiver, the Company has agreed to effect the Exercise Price Reduction described in the Consent Solicitation Statement;

WHEREAS, the Board has set the Record Date to determine the Holders having the right to consent to the Waiver and to receive the Exercise Price Reduction, subject to the Company’s right to re-set the Record Date as described in the Consent Solicitation Statement;

WHEREAS, the Board has set the Expiration Date for the Solicitation, subject to the Company’s right to extend the Expiration Date as described in the Consent Solicitation Statement;

WHEREAS, the Solicitation is subject to certain conditions described in the Consent Solicitation Statement, including the receipt by the Company of the Requisite Consents prior to the Expiration Date;

WHEREAS, if the Company receives the Requisite Consents at or prior to the Expiration Date and the other conditions to the Solicitation are satisfied or waived, this Waiver Agreement, the Waiver and the Exercise Price Reduction will become effective as of the Expiration Date (the “Effective Date”); and

WHEREAS, the Company has reserved the right to terminate the Solicitation at any time prior to the Effective Date, in which event this Agreement and the Joinders shall be null and void and of no further force and effect.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.
Acknowledgement of Receipt of the Consent Solicitation Materials.  Each Consenting Holder acknowledges that he, she or it has received a copy of the Consent Solicitation Statement, this Agreement and the Joinder (collectively, the “Consent Solicitation Materials”) and has had an opportunity to review the Consent Solicitation Materials and to discuss with his, her or its legal, tax and other advisors the terms of the Solicitation and the effects of the Waiver to the extent such Consenting Holder deemed necessary or advisable to determine whether or not to consent to the Waiver.

2.
Terms and Conditions of the Solicitation.  The terms and conditions of the Solicitation set forth in the Consent Solicitation Materials are hereby incorporated by reference as if set forth fully in this Agreement.  Each Consenting Holder acknowledges that the Company has the right, in its sole discretion, to extend or terminate the Solicitation or to change the terms thereof.

3.
Irrevocable Consent to Waiver.  Effective as of the Effective Date, each Consenting Holder hereby irrevocably consents to the waiver of, and does hereby permanently and irrevocably waive on behalf of such Consenting Holder and such Consenting Holder’s heirs, successors and assigns, the Series B Exchange Right for any Subsequent Financing occurring on or after January 1, 2022. Each Consenting Holder hereby agrees and acknowledges that this Agreement (and any Joinder hereto) is being delivered to the Company and shall constitute a consent of the stockholders of the Company in lieu of a meeting of stockholders pursuant to Section 228 of the Delaware General Corporation Law, and hereby approves the Waiver with respect to the number of shares of Series B Preferred Stock set forth in such Consenting Holder’s Joinder (it being understood that if no number of shares is included in such Consenting Holder’s Joinder, such Consenting Holder shall be deemed to have consented to the Waiver with respect to all of such Consenting Holder’s shares of Series B Preferred Stock).  Each Consenting Holder acknowledges that if the Requisite Consents are received and the other conditions to the Solicitation are satisfied or waived, pursuant to Section 13 of the Certificate of Designations, the Waiver shall become effective as to all present and future holders of shares of Series B Preferred Stock then outstanding, including shares held by Holders who do not become Consenting Holders.  Each Consenting Holder further acknowledges that this consent is irrevocable and may not be withdrawn or revoked by such Consenting Holder.

4.
Notice of Waiver.  Effective as of the Effective Date, each Consenting Holder hereby consents to the imposition of a legend or other notice of the Waiver on the books and records evidencing such Holder’s Series B Preferred Stock maintained by the transfer agent for the Series B Preferred Stock and the imposition of a similar legend on any physical share certificate evidencing the Holder’s Series B Preferred Stock.  The Consenting Holder acknowledges and agrees that such legend and notice will be made or imposed on all of the Consenting Holder’s shares of Series B Preferred Stock even if the Consenting Holder’s consent relates to less than all of the Consenting Holder’s shares of Series B Preferred Stock.

5.
Series B Warrants.  The Consenting Holder shall specify in his, her or its Joinder the number of Series B Warrants owned by the Consenting Holder.  In the event that the Consenting Holder does not specify the number of Series B Warrants so owned by the Consenting Holder, the number of Series B Warrants set forth on the books and records of the Company shall be deemed to be the number of Series B Warrants owned by the Consenting Holder for all purposes of this Agreement.  In the event of a discrepancy between the number of Series B Warrants specified in the Joinder and the number of Series B Warrants set forth on the books and records of the Company, the Consenting Holder acknowledges that the Consenting Holder’s Joinder will be deemed to be defective and the Company will have the right to require the Consenting Holder to correct the Joinder prior to the Expiration Date or may reject the Joinder in its entirety, in its sole discretion.  The Consenting Holder acknowledges that as described in the Consent Solicitation Materials, neither the Company nor any other person shall have any obligation to notify the Consenting Holder of any error or defect in the Consenting Holder’s Joinder.

6.
Exercise Price Reduction.  Subject to the satisfaction or waiver of the conditions of the Solicitation, at the Effective Date, the Consenting Holder’s Series B Warrants shall be deemed to be automatically, and without any action on the part of the Consenting Holder, amended to effect the Exercise Price Reduction. If the Consenting Holder’s Joinder relates to less than all of the shares of Series B Preferred Stock owned by the Consenting Holder on the Record Date, the Exercise Price Reduction will only apply to the same proportion of Series B Warrants owned by such Consenting Holder as the proportion of the number of shares of Series B Preferred Stock owned by such Consenting Holder in respect of which a Joinder has been timely executed and delivered by such Consenting Holder.

7.
Replacement Warrants.  Subject to the satisfaction or waiver of the conditions of the Solicitation, following the Effective Date, the Company shall promptly deliver to the Consenting Holder, upon request of a Consenting Holder, amended Series B Warrants that reflect the Exercise Price Reduction in exchange for the surrender for cancellation of the Consenting Holder’s Series B Warrants entitled to the Exercise Price Reduction as provided herein.

8.	Representations and Warranties of the Holder. The Consenting Holder hereby acknowledges, represents, warrants and agrees as follows:

a.
Such Consenting Holder has full power and authority to enter into this Agreement and to irrevocably consent to the Waiver and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action.

b.
No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any obligations of such Consenting Holder hereunder.

c.
Such Consenting Holder is the legal and record owner of the shares of Series B Preferred Stock shown on the books and records of the Company or its transfer agent, free and clear of all liens, claims, charges, mortgages, pledges, security interests, equities, restrictions or other encumbrances (“Encumbrances”).  There are no voting trust arrangements, stockholder agreements or other agreements granting any option, warrant, proxy or right of first refusal with respect to such shares of Series B Preferred Stock to any person or entity, except for those which have been fully complied with or which have been irrevocably waived.  Such Consulting Stockholder has the absolute and unrestricted right, power and capacity to irrevocably consent to the Waiver by executing and delivering to the Company a Joinder to this Agreement.

d.
Such Consenting Holder is the legal and record owner of the Series B Warrants set forth in such Consenting Holder’s Joinder or shown on the books and records of the Company, as applicable, free and clear of all Encumbrances.  There are no voting trust arrangements, stockholder agreements or other agreements granting any option, warrant, proxy or right of first refusal with respect to such shares Series B Warrants to any person or entity, except for those which have been fully complied with or which have been irrevocably waived.

9.	Representations and Warranties of the Company. The Company hereby acknowledges, represents, warrants and agrees as follows:

a.
The Company has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action.

b.
No consent, approval, filing or resignation with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of the Company hereunder.

10.
Independent Nature of Holder’s Obligations and Rights.  The obligations of each Consenting Holder under this Agreement are several and not joint with the obligations of any other Consenting Holders or any other Holder of shares of Series B Preferred Stock (each, an “Other Holder”), and no Consenting Holder shall be responsible in any way for the performance of the obligations of any Other Holder hereunder.  Nothing contained herein, and no action taken by a Consenting Holder pursuant hereto, shall be deemed to constitute such Consenting Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that such Consenting Holder and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Consenting Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

11.	Modification. This Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

12.
Entire Agreement.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into the foregoing documents.

13.
Choice of Law; Consent to Jurisdiction; Waiver of Jury Trial; Invalidity.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the civil or state courts of Delaware or in the federal courts located in Delaware. THE COMPANY AND EACH CONSENTING HOLDER AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS AND WAIVE TRIAL BY JURY. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

14.	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each Consenting Holder and the Company and the respective heirs, successors and assigns of each.

15.
Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same Agreement.  Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

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IN WITNESS WHEREOF the undersigned have executed this Waiver Agreement as of the date first above written.

FIRST WAVE BIOPHARMA, INC.

By:
Name:	James Sapirstein
Title:	President and Chief Executive Officer

[Signature Page to Waiver Agreement]

JOINDER TO WAIVER AGREEMENT

By execution of this document, the undersigned Holder of Series B Preferred Stock of First Wave BioPharma, Inc. undersigned hereby irrevocably consents to the Waiver and agrees to become a party to, be bound by the obligations of and receive the benefits under the Waiver Agreement by and between First Wave BioPharma and the Consenting Holders that become party to the Waiver Agreement.

Executed this ___ day of May, 2022.

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Number of Shares of Series B Preferred Stock as to Which Consent is given (if less than all shares owned by the Consenting Holder):

Number of Series B Warrants Owned by the Holder:

Address for Notice to Holder:

 [Signature Page to Joinder]